UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2008

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Kraton Berre Production Facility Fire

Houston (April 24, 2008) On April 21, 2008 at approximately 1430 CET, the Kraton Polymers production facility in Berre, France had a fire in the USBC plant. The automatic fire systems were deployed and the site fire services were involved in putting out the fire within one hour. Both the Kraton USBC and HSBC plants were shut down in an orderly fashion, and no serious injuries occurred. A full investigation of the incident was initiated and remains ongoing.

The HSBC plant is expected to restart on Thursday, April 24. The USBC plant is being cleaned, repaired, and is expected to restart within a few weeks. Global inventories have been reviewed reflecting current customer orders and minimal impact is expected. Customers have been notified and measures are being taken to address any issues.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

April 24, 2008	By:	Richard A. Ott

Name: Richard A. Ott
Title: Vice President, Global Human Resources and Communications